Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

U.S. PRECIOUS METALS, INC.
(a Delaware corporation)

ARTICLE I

OFFICES

          Section 1. Registered Office. The registered office of U.S. Precious Metals, Inc., a Delaware corporation (the “Corporation”), shall be in the City of Wilmington, County of New Castle, State of Delaware.

          Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Corporation’s Board of Directors (the “Board of Directors”) may from time to time determine.

ARTICLE II

MEETING OF STOCKHOLDERS

          Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for transacting such other business as may properly come before the meeting shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2. Annual Meetings. The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect directors and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless a different period is prescribed by law.

          Section 3. Special Meetings. Unless otherwise prescribed by law or by the Corporation’s Certificate of Incorporation, as the same may be amended from time to time (the “Certificate of Incorporation”), special meetings of stockholders may be called by the Chairman of the Board, if there be one, the President, the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors (excluding any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or by a stockholder or stockholders, at the time of such call for a special meeting, holding at least twenty percent (20%) of the issued and outstanding common stock of the Corporation. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, unless a different period is prescribed by law. Business transacted at all special meetings shall be confined to the objects stated in the notice.

          Section 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represent by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

          Section 5. Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, as the same may be amended from time to time, and except for the election of directors, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. At any meeting of stockholders called for the election of directors, directors shall be elected by the vote of the holders of a plurality of the stock represented and entitled to vote thereat. Unless otherwise provided by the Certificate of Incorporation (including any Certificate of Designations), each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its sole discretion, may require that any votes cast at such meeting shall be cast by written ballot.

          Section 6. Actions of Stockholders Without a Meeting. Unless otherwise provided by law or the Certificate of Incorporation, any action required or permitted to be taken at an annual or special meeting of the stockholders may be taken by a written consent in lieu of a meeting, which written consent sets forth the action or actions to be taken and is signed by the holders of outstanding stock not having less than the minimum number of votes that would be necessary to authorize such action or actions at a meeting at which all shares entitled to vote thereon were present and voted.

          Section 7. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

          Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to (i) examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or (ii) to vote in person or by proxy at any meeting of stockholders.

          Section 9. Notice of Business. At any meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 9, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 9. For business to be properly brought before a meeting of stockholders by a stockholder, the stockholder shall have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days and not more than one hundred twenty (120) days prior to the meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Certificate of Incorporation or Bylaws of the Corporation, the language of the proposed amendment, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder and the period of time during which such stockholder has beneficially owned such shares, and (d) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 9. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions in this Section 9, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 9.

          Section 10. Election Inspections. Prior to any meeting of the stockholders, the Board of Directors shall appoint one or more inspectors who shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at a meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable time period a record of the disposition of any challenges made to any determination by the inspectors; certify the determination of the number of shares represented at the meeting, and the count of all votes and ballots; and perform such other duties and actions as may be requested by the Board of Directors or required by law. No such election inspector need be a stockholder of the Corporation.

          Section 11. Organization and Conduct of Meetings. Each meeting of the stockholders shall be called to order and thereafter chaired by the Chairman of the Board if there is one; or, if not, or if the Chairman of the Board is absent or so requests, then by the President; or if the Chairman of the Board and the President are unavailable, such other officer of the Corporation or such stockholder as may be appointed by the Chairman of the Board or, if he is unavailable to make such appointment, the Board of Directors. The Corporation’s Secretary shall act as secretary of each meeting of the stockholders; in the Secretary’s absence, the Chairman of the Board may appoint any person (whether a stockholder or not) to act as secretary for the meeting. Absent a showing of bad faith on his part, and subject to any state law restrictions or requirements, the chairman of a meeting shall, among other things, have absolute authority to fix the period of time allowed for the registration of stockholders and the filing of proxies, to determine the order of business to be conducted at such meeting and to establish reasonable rules for expediting the business of the meeting (including any informal, or question and answer portions thereof).

          Section 12. Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

DIRECTORS

          Section 1. Number and Election of Directors.

          (a) The Board of Directors shall consist of not less than one (1) nor more than eleven (11) members, the exact number of which shall be fixed from time to time by the Board of Directors. Except as provided in Section 2 of this Article III, directors shall be elected by a plurality of the votes cast at the annual meeting of stockholders and each director so elected shall hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Any director may resign at any time upon written notice to the Board of Directors, the Chairman of the Board, the President, or the Secretary of the Corporation. Directors need not be stockholders.

          (b) Any director of the Corporation may be removed with or without cause by the affirmative vote of not less than a majority of the shares entitled at the time to vote at an election of directors.

          Section 2. Vacancies. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any person chosen to fill a vacancy resulting from an increase in the number of directors shall hold office until such person’s successor shall have been elected and qualified; or, if the person so chosen is a director elected to fill a vacancy resulting from a director leaving office prior to the end of his term, such person shall (subject to the provisions of this Article III) hold office for the unexpired term of such person’s predecessor.

          Section 3. Duties and Powers. The business, property and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws, as the same may be amended from time to time, directed or required to be exercised or done by the stockholders.

          Section 4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or on the written request of a majority of the entire Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either (i) by mail not less than forty-eight (48) hours before the date of the meeting, (ii) by telephone, electronic mail, facsimile or telegram on twenty-four (24) hours’ notice, or (iii) on such shorter notice as the person or persons calling such meeting may deem reasonably necessary or appropriate in the circumstances.

          Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, as the same may be amended from time to time, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 6. Actions of Board of Directors. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, as the same may be amended from time to time, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

          Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, as the same may be amended from time to time, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

          Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required. The Board of Directors shall have the power at any time to change the members of any such committee, to fill vacancies and to discharge any such committee.

          Section 9. Compensation. Directors who are not also employees of the Corporation will be paid such compensation, including stock options, as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          Section 11. Organization and Conduct of Meetings. Meetings shall be presided over by the Chairman of the Board if there is one; or, if not, or if the Chairman of the Board is absent or so requests, then by the President; or if the Chairman of the Board and the President are unavailable, such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in the Secretary’s absence, the Chairman of the Board or the President may appoint any person to act as secretary of the meeting.

          Section 12. Remote Communication. Nothing contained in these Bylaws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board of Directors, to participate in a meeting of the Board of Directors or committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.

ARTICLE IV

OFFICERS

          Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall, at a minimum, include a President and a Secretary. The Board of Directors, in its discretion, may also choose a Chairman of the Board (who must be a director), a Treasurer, an Executive Vice President and one more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation, or these Bylaws, as the same may be amended from time to time. The officers of the Corporation need not be stockholders of the Corporation.

          Section 2. Election and Compensation. The Board of Directors, at its first meeting held after each annual meeting of stockholders, shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the entire Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries and any bonuses or other compensation of all officers of the Corporation shall be fixed by the Board of Directors. No officer shall be prevented from receiving a salary by reason of the fact that such officer is also a director of the Corporation.

          Section 3. Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. The Chairman of the Board shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

          Section 4. President. The President shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by these Bylaws, the Board of Directors, the Chairman of the Board, or the President. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

          Section 5. Executive Vice President. At the request of the President or in his absence or in the event of his inability or refusal to act, the Executive Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. If there is no Executive Vice President, the Board of Directors shall designate an officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

          Section 6. Vice Presidents. Each Vice President shall perform such duties and have such powers as the Board of Directors from time to time may prescribe.

          Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall also perform like duties for the committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors, Chairman of the Board, or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

          Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or, from time to time, when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 9. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the President, any Vice President, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and who so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

          Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the President, any Vice President, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

CAPITAL STOCK

          Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board or the President and (ii) by the Secretary or Treasurer of the Corporation, certifying the number of shares owned by him in the Corporation.

          Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          Section 3. Lost Certificates. The Board of Directors or transfer agent of the Corporation may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

          Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

          Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, as the same may be amended from time to time, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when same shall be deposited in the United States mail. Written notice may also be given personally or by electronic mail, facsimile, telegram, telex or cable.

          Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, as the same may be amended from time to time, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of any director, member of a committee or stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the director, member of a committee or stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE VII

GENERAL PROVISIONS

          Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by a decision of a majority of the entire Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors, in its absolute discretion, may modify or abolish any such reserve.

          Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          Section 3. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of June in each year and terminate on the thirty-first day of May in each succeeding year.

          Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          Section 5. Gender. All words used in any gender in these Bylaws shall extend to and include all genders.

ARTICLE VIII

INDEMNIFICATION

          Section 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

          Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an Independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

          Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 and Section 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

          Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

          Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

          Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

          Section 9. Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such indemnification relates to his acts while serving in any of the foregoing capacities, of such constituent corporation, as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan, “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries, and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

          Section 10. Survival of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

          Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

          Section 13. Saving Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to costs, charges, expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE IX

MISCELLANEOUS

          Section 1. Amendment of Bylaws. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted in accordance with the Certificate of Incorporation or as permitted by Section 109 of the General Corporation Law of the State of Delaware.

          Section 2. Entire Board of Directors. As used in these Bylaws the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.